Exhibit 99.1
                        Earnings Release

L3Harris Technologies Reports First Quarter 2025 Results,
Updates 2025 Guidance

Highlights*
•Revenue of $5.1 billion
•Operating margin of 10.2%; Adjusted segment operating margin of 15.6%
•Diluted EPS of $2.04; Non-GAAP diluted EPS of $2.41
•Repurchased $569 million of shares
•2025 guidance updated for divestiture, strong Q1 performance and a solid outlook

MELBOURNE, Fla., April 24, 2025 — L3Harris Technologies (NYSE: LHX) reported first quarter 2025 diluted EPS of $2.04 on first quarter 2025 revenue of $5.1 billion. First quarter 2025 non-GAAP diluted EPS was $2.41. Reconciliations of non-GAAP results are detailed in tables beginning on page 10.

"We’re building on our momentum with a strong start to the year, driven by solid operational execution and program performance, leading to continued expansion in adjusted segment operating margin. We continue to see demand for our solutions, reflecting our alignment with key national security priorities. Our capital deployment strategy remains clear, returning nearly $800 million in the quarter to shareholders through dividends and share repurchases, and increasing our dividend for the 24th consecutive year. As we work toward our 2026 financial framework, we remain confident in our ability to meet our targets and drive long-term, profitable growth,” said Christopher E. Kubasik, Chair and CEO.

Kubasik added, “We are well-positioned to support the new administration's evolving defense priorities, with strategic partnerships at the core of our Trusted Disruptor strategy. Our partners recognize our speed and agility and together we are focused on rapidly delivering mission-critical solutions for our customers. Based on our first quarter performance and the completion of the Commercial Aviation Solutions divestiture, we are updating our guidance while reaffirming our free cash flow commitment.”

___
*Adjusted segment operating margin and non-GAAP diluted EPS are non-GAAP financial measures defined on page 16.

SUMMARY FINANCIAL RESULTS*

First Quarter
($ millions, except per share data)	2025	2024[1]	Change

Revenue (see Table 4 for organic revenue)
Communication Systems	$1,352	$1,294
Integrated Mission Systems	1,592	1,627
Space & Airborne Systems	1,611	1,751
Aerojet Rocketdyne	629	584
Corporate eliminations	(52)	(45)
Revenue	$5,132	$5,211	(2%)

Operating income
Communication Systems	345	310
Integrated Mission Systems	203	185
Space & Airborne Systems	176	216
Aerojet Rocketdyne	76	77
Unallocated corporate expenses	(275)	(410)
Operating income	$525	$378

Adjusted segment operating income	$800	$788	2%

Margin
Operating margin	10.2%	7.3%
Adjusted segment operating margin	15.6%	15.1%	50	bps

Tax rate
Effective tax rate (GAAP)	15.9%	1.7%
Effective tax rate (non-GAAP)	13.6%	5.5%

EPS
Diluted EPS	$2.04	$1.48
Non-GAAP diluted EPS	$2.41	$2.25	7%
Pension adjusted non-GAAP diluted EPS	$1.99	$1.82	9%

Diluted weighted-average common shares outstanding	189.1	190.8

Cash flow
Cash used in operations	$(42)	$(104)	60%
Adjusted free cash flow	$(72)	$(156)	54%

* A reconciliation of adjusted segment operating income and margin, effective tax rate on non-GAAP income, non-GAAP diluted EPS, pension adjusted non-GAAP diluted EPS and adjusted free cash flow on a forward-looking basis to GAAP is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure. We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See Non-GAAP Financial Measures on page 6 for more information.
1 2024 segment financial results recast to reflect strategic realignment of the Fuzing and Ordnance Systems (FOS) business from IMS to AR, effective in 2025. See Table 9 - 2024 Segment Recast on page 15.

Revenue: First quarter revenue declined 2%, reflecting the divestiture of our antenna business from Space & Airborne Systems (SAS) in second quarter 2024 and our Aerojet Ordnance Tennessee, Inc. (AOT) business from Aerojet Rocketdyne (AR) in fourth quarter 2024. Excluding the divestiture impacts, organic revenue was flat, driven by growth of 4% and 9% in Communication Systems (CS) and AR, respectively, offset by lower aircraft missionization volume and planned mission support program ramp down in Integrated Mission Systems (IMS), as well as continued challenges on classified development programs in SAS.

Operating Margin:
GAAP Operating Margin: First quarter increased 290 bps to 10.2% primarily driven by lower unallocated corporate expenses, including LHX NeXt implementation costs and amortization of acquisition-related intangibles.

Adjusted Segment Operating Margin: First quarter expanded 50 bps to 15.6% primarily driven by favorable high margin international mix in CS, improved program performance in IMS and LHX NeXt driven cost saving across all segments, partially offset by challenges on classified development programs in SAS and unfavorable mix in AR.

Diluted EPS:
GAAP Diluted EPS: First quarter increased 38% to $2.04 driven by higher operating income and lower interest expense from decreased short-term debt balances in first quarter 2025, partially offset by a higher effective tax rate.

Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS: First quarter non-GAAP diluted EPS and first quarter pension adjusted non-GAAP diluted EPS increased 7% to $2.41 and 9% to $1.99, respectively, from higher adjusted segment operating income and lower interest expense from decreased short-term debt balances in first quarter 2025, partially offset by a higher effective tax rate.

Cash Flow:

Cash Used in Operations: First quarter cash used in operations was ($42) million, better versus the prior year due to operating income growth and tax planning strategies, offset by working capital timing.

Adjusted Free Cash Flow: First quarter use of ($72) million, better versus the prior year. Adjusted free cash flow excludes the impact of cash used for merger, acquisition and severance payments.

SEGMENT RESULTS*

CS

	First Quarter
($ millions)	2025	2024	Change

Revenue	$1,352	$1,294	4%
Operating margin	25.5%	24.0%	150 bps

Revenue: First quarter revenue increased 4% primarily driven by increased international volume on resilient communication equipment and sale of satellite communications terminal inventory.
Operating Margin: First quarter increased 150 bps to 25.5% due to favorable high margin international mix in Tactical Communications and LHX NeXt driven cost savings.

IMS

	First Quarter
($ millions)	2025	2024	Change

Revenue	$1,592	$1,627	(2)%
Operating margin	12.8%	11.4%	140 bps

Revenue: First quarter revenue decreased 2% primarily due to lower aircraft missionization volume, planned ISR mission operations program ramp down, lower material volume on Maritime programs, partially offset by increased volume for airborne electro-optical sensors.
Operating Margin: First quarter operating margin increased 140 bps to 12.8% primarily due to improved program performance, favorable mix associated with higher margin airborne electro-optical sensors volume and LHX NeXt driven cost savings.

SAS

	First Quarter
($ millions)	2025	2024	Change

Revenue	$1,611	$1,751	(8)%
Operating margin	10.9%	12.3%	(140) bps

Revenue: First quarter revenue decreased 8%, reflecting the divestiture of our antenna business in the second quarter of 2024. Excluding the divestiture impact, organic revenue decreased 6%, primarily due to lower volume associated with program timing and challenges on classified development programs in our Space Systems business, in addition to lower F-35 related volume as TR-3 transitions from development to a more gradual production ramp in our Airborne Combat Systems business, partially offset by increased volume in our FAA safety of flight networks business.
Operating Margin: First quarter operating margin decreased 140 bps to 10.9% primarily due to continuing challenges on classified development programs in Space Systems, partially offset by LHX NeXt driven cost savings.

AR

	First Quarter
($ millions)	2025	2024	Change

Revenue	$629	$584	8%
Operating margin	12.1%	13.2%	(110) bps

Revenue: First quarter revenue increased 8%, including the impact from the divestiture of our AOT business in the fourth quarter of 2024. Excluding the divestiture impact, organic revenue increased 9% primarily from increased production volume across key missile and munitions programs and new program ramp, partially offset by production timing on space programs.
Operating Margin: First quarter operating margin decreased 110 bps to 12.1%, primarily due to lower net favorable EAC adjustments, partially offset by higher volume and LHX NeXt driven cost savings.

*Organic revenue is a non-GAAP financial measure defined on page 16.

2025 GUIDANCE
Guidance has been updated to reflect recent portfolio actions. These changes include both a divestiture and an internal business realignment:
•Divestiture of CAS – We completed the sale of our last remaining commercial aerospace business, resulting in an approximately $525 million reduction to expected IMS revenue for the remainder of the year, as well as a reduction in expected margin.
•Realignment of FOS – The FOS business was transferred from IMS to AR to drive integration synergies and better align with mission sets. This shift represents approximately $300 million of expected revenue moving from IMS to AR.

	Revenue	Adjusted Segment Operating Margin[1]

Communication Systems	$5.6B - $5.7B	~25% (Prior: high 24%)
Integrated Mission Systems	~$6.3B (Prior: $7.0B - $7.2B)	high 11% (Prior: low 12%)
Space & Airborne Systems	$6.9B - $7.1B	low 12%
Aerojet Rocketdyne	~$2.8B (Prior: ~$2.5B)	mid 12%

Total Company	$21.4B - $21.7B (Prior: $21.8B - $22.2B)	mid - high 15%

2025
Earnings per share	Guidance[1]
Non-GAAP diluted EPS (Previous Guidance)	$10.55 - $10.85

CAS divestiture	~(0.55)
Improved performance & capital deployment actions	~0.25

Non-GAAP diluted EPS (Updated Guidance)	$10.30 - $10.50
Growth	7%*
Adjusted free cash flow	$2.4B - $2.5B

1A reconciliation of adjusted segment operating income and margin, effective tax rate on non-GAAP income, non-GAAP diluted EPS (prior and new) and adjusted free cash flow on a forward-looking basis to GAAP is not available without unreasonable effort due to the unavailability of items for exclusion from the GAAP measure. We are unable to address the probable significance of this information, the variability of which may have a significant impact on future GAAP results. See Non-GAAP Financial Measures on page 6 for more information.
*Based on mid-point
CAS - Commercial Aviation Solutions

SUPPLEMENTAL INFORMATION

2025
Other Information	Current	Prior

FAS/CAS operating adjustment	~$15 million	~$15 million
Non-service FAS pension income	~$270 million	~$260 million
Net interest expense	~$600 million	~$630 million
Effective tax rate on non-GAAP income[1]	11.0% - 12.0%	11.0% - 12.0%
Weighted-average diluted shares	188 - 189	~190
Capital expenditures	~2% revenue	~2% revenue

1Effective tax rate on non-GAAP income is a non-GAAP financial measure defined on page 16. A reconciliation of effective tax rate on non-GAAP income guidance is not available. See Non-GAAP Financial Measures on page 6 for more information.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of federal securities laws made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Examples include, but are not limited to: share repurchases; divestiture and realignment impacts; 2025 guidance; 2026 financial framework; anticipated LHX NeXt initiative costs and savings targets; supplemental information for 2025; projection of other financial items; and assumptions underlying any of the foregoing. Investors should not place undue reliance on forward-looking statements, which reflect management’s current expectations, estimates, projections, assumptions and information currently available to management, and are not guarantees of future performance or actual results. Important risks that could cause our results to differ materially from those expressed in or implied by these forward-looking statements or from our historical results include, but are not limited to, risks arising from: competitive markets; U.S. Government spending priorities; changes in contract mix; inflation; tariffs and potential trade disputes; unilateral contract action by the U.S. Government; uncertain economic conditions; future geo-political events; supply chain disruptions; impacts of LHX NeXt; indebtedness; defined benefit plan liabilities and returns; interest rates and other market factors; changes in effective tax rate or additional tax exposures; pending and contemplated divestitures. These and other important risks that could impact forward-looking statements are described more fully in the "Risk Factors" in our Form 10-K for fiscal 2024 filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section, and we have no duty to and disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or developments or otherwise.

Non-GAAP Financial Measures
Management believes the adjustments to non-GAAP Financial Measures ("NGFMs") in the tables beginning on page 10 are useful to investors because the excluded costs do not reflect our ongoing operating performance. Such adjustments, considered together with the unadjusted GAAP financial measures, provide information that management believes is useful to investors to understand period-over-period operating results separate from items that management believes may disproportionately impact operating results in any particular period; however there is no guarantee that items excluded from NGFMs will not reoccur in future periods. Management also believes that NGFMs enhance the ability of investors to analyze business trends, understand performance and evaluate our initiatives to drive improved financial performance. Management utilizes NGFMs to guide forecasting and long-term planning and for compensation purposes. NGFMs should be considered in addition to, and not as a substitute for, financial measures presented in accordance with GAAP. A reconciliation of forward-looking NGFMs to GAAP is not available without unreasonable effort because of inherent difficulty in forecasting and quantifying comparable GAAP measures and applicable adjustments and other amounts necessary for a reconciliation because of potentially high variability, complexity and low visibility of applicable adjustments and other unusual amounts that could disproportionately impact future GAAP results, such as the impact of defined benefit plan performance, LHX NeXt, portfolio shaping activities, and the extent of tax deductibility.

Investor Relations Contact: Daniel Gittsovich, 321-724-3170 investorrelations@l3harris.com	Media Relations Contact: Sara Banda, 321-306-8927 media@l3harris.com

Table 1 - Condensed Consolidated Statement of Operations (Unaudited)

	First Quarter
(In millions, except per share amounts)	2025	2024

Revenue	$5,132	$5,211
Cost of revenue	(3,782)	(3,863)
General and administrative expenses	(825)	(970)
Operating income	525	378
Non-service FAS pension income and other, net[1]	84	88
Interest expense, net	(150)	(176)
Income before income taxes	459	290
Income taxes	(73)	(5)
Net income	386	285
Noncontrolling interests, net of income taxes	—	(2)
Net income attributable to L3Harris Technologies, Inc.	$386	$283

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic	$2.05	$1.49
Diluted	$2.04	$1.48

Basic weighted-average common shares outstanding	188.5	189.8
Diluted weighted-average common shares outstanding	189.1	190.8

[1]“FAS” is defined as Financial Accounting Standards.

Table 2 - Consolidated Statement of Cash Flow (Unaudited)

	First Quarter
(In millions)	2025	2024

Operating Activities
Net income	$386	$285
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	301	320
Share-based compensation	19	26
Net periodic benefit income	(84)	(72)
Share-based matching contributions under defined contribution plans	68	70
Deferred income taxes	(89)	(111)
(Increase) decrease in:
Receivables, net	(447)	7
Contract assets	(420)	(340)
Inventories, net	92	(21)
Other current assets	(19)	10
Increase (decrease) in:
Accounts payable	52	9
Contract liabilities	(16)	(152)
Compensation and benefits	(105)	(170)
Other current liabilities	11	(18)
Income taxes	273	103
Other operating activities	(64)	(50)
Net cash used in operating activities	(42)	(104)
Investing Activities
Capital expenditures	(59)	(115)
Proceeds from sales of businesses, net of cash divested	831	—
Other investing activities	(28)	(1)
Net cash provided by investing activities	744	(116)
Financing Activities
Proceeds from issuances of long-term debt, net	—	2,237
Repayments of long-term debt	(5)	(2,250)
Change in commercial paper, maturities under 90 days, net	20	326
Proceeds from commercial paper, maturities over 90 days	—	480
Repayments of commercial paper, maturities over 90 days	—	(205)
Repurchases of common stock	(569)	(233)
Dividends paid	(228)	(224)
Other financing activities	(23)	13
Net cash used in financing activities	(805)	144
Effect of exchange rate changes on cash and cash equivalents	5	(7)
Net decrease in cash and cash equivalents	(98)	(83)
Cash and cash equivalents, beginning of period	615	560
Cash and cash equivalents, end of period	$517	$477

Table 3 - Condensed Consolidated Balance Sheet (Unaudited)

(In millions)	March 28, 2025	January 3, 2025

Assets
Current assets
Cash and cash equivalents	$517	$615
Receivables, net	1,501	1,072
Contract assets	3,643	3,230
Inventories, net	1,252	1,330
Income taxes receivable	205	379
Other current assets	478	461
Assets of business held for sale	—	1,131
Total current assets	7,596	8,218
Non-current assets
Property, plant and equipment, net	2,755	2,806
Goodwill	20,337	20,325
Intangible assets, net	7,448	7,639
Deferred income taxes	128	120
Other non-current assets	2,984	2,893
Total assets	$41,248	$42,001
Liabilities and equity
Current liabilities
Short-term debt	$535	$515
Current portion of long-term debt, net	740	640
Accounts payable	2,047	2,005
Contract liabilities	2,124	2,142
Compensation and benefits	314	419
Other current liabilities	1,689	1,677
Liabilities of business held for sale	—	235
Total current liabilities	7,449	7,633
Non-current liabilities
Long-term debt, net	10,977	11,081
Deferred income taxes	842	942
Other long-term liabilities	2,850	2,766
Total liabilities	22,118	22,422
Total equity	19,130	19,579
Total liabilities and equity	$41,248	$42,001

Reconciliation of Non-GAAP Financial Measures

Table 4 - Organic Revenue Reconciliation (Unaudited)

	First Quarter
	2025			2024
(In millions)	GAAP	Adjustments	Organic	GAAP	Adjustments[1]	Organic

CS	$1,352	—	$1,352	$1,294	—	$1,294
IMS	1,592	—	1,592	1,627	—	1,627
SAS	1,611	—	1,611	1,751	(44)	1,707
AR	629	—	629	584	(7)	577
Corporate eliminations	(52)	—	(52)	(45)	—	(45)
Revenue	$5,132	$—	$5,132	$5,211	$(51)	$5,160

[1]Adjustment to exclude amounts attributable to divested businesses.

Table 5 - Reconciliation of Operating Income to Adjusted Segment Operating Income (Unaudited)

	First Quarter
(In millions)	2025	2024

Operating income	$525	$378
Unallocated corporate department items[1]	206	243
Significant and/or non-recurring items:
Merger, acquisition, and divestiture-related expenses[2]	17	40
Business divestiture-related loss[2]	17	—
LHX NeXt implementation costs[2]	35	127
Total significant and/or non-recurring items	69	167
Unallocated corporate expenses	275	410
Adjusted segment operating income	$800	$788

[1]Includes amortization of acquisition-related intangibles of $194M and $217M for first quarter 2025 and 2024, respectively, unallocated corporate department expenses of $15M and $33M for first quarter 2025 and 2024, respectively, and the FAS/CAS operating adjustment of $3M and $7M for first quarter 2025 and 2024, respectively. The FAS/CAS operating adjustment represents the difference between the service cost component of Financial Accounting Standards net periodic benefit income and total U.S. Government Cost Accounting Standards pension cost.

[2]Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 6 - Reconciliation of Effective Tax Rate to Effective Tax Rate on Non-GAAP Income (Unaudited)

	First Quarter
	2025			2024
(In millions)	Earnings Before Tax	Tax Expense (Benefit)	Effective Tax Rate	Earnings Before Tax	Tax Expense	Effective Tax Rate

Income before income taxes	$459	$73	15.9%	$290	$5	1.7%
Merger, acquisition, and divestiture-related expenses[1]	17	1		40	9
Business divestiture-related loss[1]	17	(5)		—	—
LHX NeXt implementation costs[1]	35	3		127	11
Non-GAAP income before income taxes	$528	$72	13.6%	$457	$25	5.5%

[1]Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 7 - Reconciliation of Diluted EPS to Non-GAAP Diluted EPS and Pension Adjusted Non-GAAP Diluted EPS (Unaudited)

	First Quarter
(In millions, except per share data)	2025	2024

Diluted weighted-average common shares outstanding	189.1	190.8

Diluted EPS	$2.04	$1.48
Significant and/or non-recurring items included in diluted EPS above:
Merger, acquisition, and divestiture-related expenses[1]	0.09	0.21
Business divestiture-related loss[1]	0.09	—
LHX NeXt implementation costs[1]	0.19	0.67
Income taxes on above adjustments and other, net[2]	—	(0.11)
Non-GAAP diluted EPS[2]	$2.41	$2.25
Less: per share impact of:
FAS/CAS operating adjustment[3]	(0.01)	(0.03)
Non-service FAS pension income[3]	(0.41)	(0.40)
Pension adjusted non-GAAP diluted EPS	$1.99	$1.82

[1]Refer to Key Terms and Non-GAAP Definitions on page 16.
[2]2024 amount updated to exclude adjustment of $1.14 per share and $0.33 per share for amortization of acquisition-related intangible assets and related income tax expense, respectively.
[3]Net of tax effect.

Table 8 - Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	First Quarter
(In millions)	2025	2024

Net cash provided by operating activities	$(42)	$(104)
Capital expenditures	(59)	(115)
Free cash flow	(101)	(219)
Cash used for merger, acquisition and severance[1]	29	63
Adjusted free cash flow	$(72)	$(156)

[1]Refer to Key Terms and Non-GAAP Definitions on page 16.

Table 9 - 2024 Segment Recast (Unaudited)

	Revenue		Operating Income		Operating Margin
(In millions)	As Reported	Recast[1]	As Reported	Recast[1]	As Reported	Recast[1]

First Quarter 2024
CS	$1,294	$1,294	$310	$310	24.0%	24.0%
IMS	1,669	1,627	190	185	11.4%	11.4%
SAS	1,751	1,751	216	216	12.3%	12.3%
AR	542	584	72	77	13.3%	13.2%
Corporate[2]	(45)	(45)	(410)	(410)
Total	$5,211	$5,211	$378	$378	7.3%	7.3%

Second Quarter 2024
CS	$1,346	$1,346	$329	$329	24.4%	24.4%
IMS	1,729	1,671	206	200	11.9%	12.0%
SAS	1,707	1,707	215	215	12.6%	12.6%
AR	581	633	75	81	12.9%	12.8%
Corporate[2]	(64)	(58)	(349)	(349)
Total	$5,299	$5,299	$476	$476	9.0%	9.0%

Third Quarter 2024
CS	$1,382	$1,382	$359	$359	26.0%	26.0%
IMS	1,671	1,608	204	204	12.2%	12.7%
SAS	1,683	1,683	195	195	11.6%	11.6%
AR	596	669	75	76	12.6%	11.4%
Corporate[2]	(40)	(50)	(338)	(339)
Total	$5,292	$5,292	$495	$495	9.4%	9.4%

Fourth Quarter 2024
CS	$1,437	$1,437	$326	$326	22.7%	22.7%
IMS	1,773	1,712	238	237	13.4%	13.8%
SAS	1,728	1,728	186	186	10.8%	10.8%
AR	628	694	72	73	11.5%	10.5%
Corporate[2]	(43)	(48)	(253)	(253)
Total	$5,523	$5,523	$569	$569	10.3%	10.3%

[1]2024 segment revenues, operating income and operating margin recast to show strategic alignment of the Fuzing and Ordnance business from IMS to AR, effective 2025
[2]Revenue includes corporate eliminations. Operating Income includes unallocated corporate expenses.

Key Terms and Non-GAAP Definitions

Description	Definition
Merger, acquisition, and divestiture-related expenses	Transaction and integration expenses associated with the AJRD acquisition; external costs related to pursuing acquisition and divestiture portfolio optimization; non-transaction costs related to divestitures; and salaries of employees in roles dedicated to planned divestiture and acquisition activity.
Business divestiture-related loss	Loss recognized in connection with the sale of our Commercial Aviation Solutions business.
LHX NeXt implementation costs
Costs related to the LHX NeXt initiative are expected to continue through 2025 and are expected to include workforce optimization costs and incremental IT expenses for implementation of new systems, third-party consulting expenses and other related costs, including costs related to personnel dedicated to this project.

LHX NeXt cost savings	Represents annual gross run rate savings driven by the LHX NeXt transformation initiative. It is an operational measure that includes savings from initiatives related to labor and function optimization, direct and indirect procurement, and infrastructure expected to recur on an ongoing basis.
Organic revenue*	Excludes the impact of completed divestitures and is reconciled in Table 4.
Orders	Total value of funded and unfunded contract awards received from the U.S. Government and other customers, including incremental funding and adjustments to previous awards, excluding unexercised contract options and potential orders under ordering-type contracts, such as indefinite delivery, indefinite quantity (IDIQ) contracts.
Non-GAAP income before income taxes*	Represents income before income taxes adjusted for items reconciled in Table 6.
Effective tax rate on non-GAAP income*	Represents the effective tax rate (tax expense as a percentage of income before income taxes) adjusted for the tax effect of items reconciled in Table 6.
Adjusted segment operating income and margin*	On a consolidated basis represents operating income and margin, excluding unallocated corporate department items and items reconciled in Table 5.
Non-GAAP diluted EPS*	Represents EPS (net income per diluted common share attributable to L3Harris Technologies, Inc. common shareholders) adjusted for items reconciled in Table 7.
Pension adjusted non-GAAP diluted EPS*	Represents Non-GAAP diluted EPS, described above, adjusted for the after tax per share impact of the FAS/CAS operating adjustment and Non-service FAS pension income reconciled in Table 7.
Adjusted Free Cash Flow*	Net cash used in operating activities less capital expenditures, plus proceeds from sale of property, plant and equipment, cash used for merger, acquisition and severance reconciled in Table 8.
Cash used for merger, acquisition, and severance*	Cash related to merger, acquisition and divestiture-related expenses (described above) and severance costs included in LHX NeXt implementation costs.
_____
*Refer to Non-GAAP Financial Measures on page 6 for more information.